Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Raser Technologies, Inc. of our report dated April 6, 2006, relating to the financial statements included in the Annual Report on Form 10-K.

/s/ Tanner LC

Salt Lake City, Utah

March 20, 2007